Exhibit 99.1
SI-BONE, Inc. Reports Third Quarter 2021 Financial Results and Updates 2021 Financial Guidance

SANTA CLARA, Calif. November 8, 2021 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the quarter ended September 30, 2021.

Recent Highlights
•Record worldwide revenue of $22.3 million for the third quarter 2021, representing a 9% increase over the corresponding period in 2020
•U.S. revenue of $20.4 million for the third quarter 2021, representing a 8% increase over the corresponding period in 2020
•Gross margin of 89% for the third quarter 2021
•Refinanced debt with a new $35 million Term Loan from Silicon Valley Bank at more favorable terms
•Received UnitedHealthcare exclusive iFuse coverage for minimally invasive SI Joint Fusion, effective October 1, 2021; approximately 160 million U.S. covered lives now exclusive to iFuse
•Surpassed 60,000 procedures performed by over 2,500 surgeons worldwide

“Our resilient performance in the third quarter reflects the growing demand for our sacropelvic surgical solutions and the perseverance of our employees to support surgeons and their patients during this challenging period.” said Laura Francis, Chief Executive Officer. “I am confident that, as the pandemic-related disruptions subside, our investment in differentiated solutions and our commercialization strategy combined with nearly universal coverage of minimally invasive sacroiliac joint fusion in the U.S., sets us up to further penetrate the market and drive top line growth.”

Third Quarter 2021 Financial Results

Worldwide revenue was $22.3 million in the third quarter 2021, a 9% increase from $20.4 million in the corresponding period in 2020. U.S. revenue for the third quarter 2021 was $20.4 million, a 8% increase from $18.9 million in the corresponding period in 2020. International revenue for the third quarter 2021 was $1.9 million, a 31% increase from $1.4 million in the corresponding period in 2020. The third quarter 2021 was negatively impacted by COVID deferrals while the third quarter 2020 benefited from COVID rescheduling.

Gross margin was 89% for the third quarter 2021, as compared to 87% in the corresponding period in 2020. Gross margin in the third quarter 2020 was impacted by increased write-downs of iFuse-related inventory as a result of the more rapid than anticipated adoption of iFuse-3D.

Operating expenses increased 25% to $33.0 million in the third quarter 2021, as compared to $26.5 million in the corresponding period in 2020. The increase was driven by higher sales and marketing expenses related to increased sales hiring, research and development expenses and increased stock-based compensation expense. The third quarter 2020 operating expenses were impacted by preemptive steps taken in response to COVID-19 to reduce discretionary spending.

Operating loss was $13.2 million in the third quarter 2021, as compared to an operating loss of $8.7 million in the corresponding period in 2020.

Net loss was $15.9 million, or $0.48 per diluted share for the third quarter 2021, as compared to a net loss of $9.5 million, or $0.33 per diluted share in the corresponding period in 2020. Net loss was impacted by $1.8 million in debt extinguishment costs as part of the refinancing.

Cash and marketable securities were $160.9 million and long-term borrowings were $34.9 million as of September 30, 2021.

2021 Financial Guidance Updated

While the operating environment continues to improve, SI-BONE remains cognizant of the near-term uncertainty surrounding COVID-19 and the potential impact on elective procedures as well as to healthcare infrastructure. The Company is updating the full year 2021 total revenue guidance to be approximately $89 million to $90 million, representing growth of 21% to 23% compared to full year 2020.

Webcast and Conference Call Information

SI-BONE will host a conference call to discuss the third quarter 2021 financial results after market close on Monday, November 8, 2021 at 4:30 P.M. Eastern Time. The conference call can be accessed live over the phone (866) 470-1968 for domestic callers or (409) 217-8248 for international callers, using conference ID: 4991983. The webcast can be accessed at https://investor.si-bone.com.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. In 2009, SI-BONE introduced the iFuse Implant System for minimally invasive surgery of the SI joint, shown to be a source of pain in 15% to 30% of chronic low back pain. Since then, more than 2,500 surgeons have performed a combined total of more than 60,000 SI joint fusion procedures. A unique body of evidence, supporting the iFuse Implant System, including two RCT’s and over 100 peer reviewed publications, has enabled multiple government and private insurance payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System. SI-BONE is leveraging its market leadership position, supported by this proprietary reimbursement advantage, to commercialize other devices intended for surgical treatment of related aspects of the human anatomy. For more information or to join our team, please visit us at www.si-bone.com.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE and iFuse Implant System are registered trademarks of SI-BONE, Inc. ©2021 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include the impact the COVID-19 pandemic will have on the ability and desire of patients and physicians to undergo procedures using the iFuse Implant System, the duration of the COVID-19 pandemic, whether the COVID-19 pandemic will recur in the future, and SI-BONE's ability to increase demand for iFuse, and obtain favorable coverage and reimbursement determinations from third-party payors. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors". SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact
Matt Bacso, CFA
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$22,286	$20,373	$64,922	$51,243
Cost of goods sold	2,478	2,578	7,053	6,627
Gross profit	19,808	17,795	57,869	44,616
Operating expenses:
Sales and marketing	23,525	18,772	67,531	53,808
Research and development	3,288	2,778	9,392	7,033
General and administrative	6,194	4,920	18,685	14,471
Total operating expenses	33,007	26,470	95,608	75,312
Loss from operations	(13,199)	(8,675)	(37,739)	(30,696)
Interest and other income (expense), net:
Interest income	44	192	151	1,019
Interest expense	(2,658)	(1,102)	(4,797)	(5,016)
Other income (expense), net	(59)	111	290	(25)
Net loss	$(15,872)	$(9,474)	$(42,095)	$(34,718)

Net loss per share, basic and diluted	$(0.48)	$(0.33)	$(1.28)	$(1.23)
Weighted-average number of common shares used to compute basic and diluted net loss per share	33,340,093	28,713,418	33,005,904	28,155,561

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$59,863	$53,581
Short-term investments	100,988	142,851
Accounts receivable, net	12,617	13,611
Inventory	10,246	5,633
Prepaid expenses and other current assets	1,934	2,565
Total current assets	185,648	218,241
Other non-current assets	405	374
TOTAL ASSETS	$193,966	$223,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,139	$3,271
Accrued liabilities and other	10,425	10,199
Total current liabilities	14,564	13,470
Long-term borrowings	34,922	39,455
Other long-term liabilities	862	854
TOTAL LIABILITIES	50,348	53,779

Stockholders' Equity:
Common stock and additional paid-in capital	424,564	408,116
Accumulated other comprehensive income	426	524
Accumulated deficit	(281,372)	(239,277)
TOTAL STOCKHOLDERS’ EQUITY	143,618	169,363
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$193,966	$223,142